Exhibit 99.1

GWG HOLDINGS ReportS FIRST Quarter
2016 Financial Results

MINNEAPOLIS, MN – April 28, 2016 -- GWG Holdings, Inc. (NASDAQ: GWGH) (“GWG” or “the Company”), a specialty finance company and a leader in the life insurance secondary market, today announced its financial results for the first quarter ended March 31, 2016.

Highlights:

For the Three Months Ended March 31, 2016

●	GAAP Financial Information
○	Total revenue of $17.9 million, up 6.4% from the prior year
○	Net income attributable to common shareholders of $1.4 million, or $0.24 and $0.18 per basic and fully diluted share, respectively
●	Non-GAAP Financial Information[1]
○	Adjusted Non-GAAP income of $13.4 million, or $2.26 per basic share[2]
○	Non-GAAP Net Asset Value of $15.56 per basic share as of March 31, 2016[3]
●	Continued to experience returns on matured policies that when blended with the expected yield of our current portfolio validate our long term pricing and return assumptions
●	Recognized $19.2 million in policy benefits from maturities on six life insurance policies
●	Purchased 75 policies with $102 million in face value of policy benefits
●	Grew the Company’s portfolio of life insurance to over $1.0 billion in face value of policy benefits covering 419 unique lives; a net sequential growth of $83.0 million
●	Raised a combined total of $35 million in capital from the sale of the Company’s $1 billion L Bond and Redeemable Preferred Stock offerings combined
●	Of the more than 3,500 financial advisors selling GWG’s investment products, 64% are authorized to source policies through GWG’s Appointed Agent Program
●	Direct originations from GWG’s Appointed Agent Program accounted for 23% of all life insurance policies in GWG’s current pipeline and 13% of policies purchased for the quarter
●	Maintained a total liquidity position of $66.7 million as of March 31, 2016[4]

(1)	See non-GAAP Financial Measures below.
(2)	Our credit facility requires us to maintain a positive net income calculated on an adjusted non-GAAP basis. We calculate the adjusted net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value. We net this actuarial gain against our adjusted costs during the same period to calculate our net income on a non-GAAP basis.
(3)	Net asset value per share is calculated as present value of the Company’s portfolio of life insurance policies using a discount rate of 6.91% (equal to the Company’s weighted average cost of financing) plus cash on hand and policy benefits receivable less the sum of the Company’s interest bearing debt
(4)	Includes cash, cash equivalents, restricted cash, and policy benefits receivable plus amounts available on the senior credit facility.

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Management Commentary

“This quarter marks our ten year anniversary of being in business and we are pleased to have celebrated this milestone with continued positive momentum, further strengthening our leadership position in the secondary life insurance market,” said Jon Sabes, GWG Holdings’ Chief Executive Officer. “Our life insurance portfolio surpassed the $1.0 billion mark in face value of benefits, a year-over-year net increase of 36%. In addition, we had another strong quarter of capital raise and are well positioned to lead the growth and development of the largely untapped life insurance secondary market. We are confident that we are on our way to another successful year for GWG.”

“During the first quarter of 2016, GWG’s proprietary Appointed Agent program has continued to make significant progress in expanding our network of insurance and financial advisors who can source life insurance policies for GWG,” said Michael Freedman, GWG’s President. “Almost two-thirds of the financial advisors in GWG’s syndicate of broker dealers selling our investment products have been approved to source life insurance policies for GWG. In addition, GWG is able to process the increased volume of policies we are purchasing through our own Policy Acquisition Center, which allows us to evaluate, price, and purchase policies in a time and cost efficient manner.”

“GWG continues to create value for our shareholders by growing the number of unique lives in our life insurance portfolio and moving towards greater actuarial diversity and predictability,” said William Acheson, GWG Holdings’ Chief Financial Officer. “We believe the cash flows received from our portfolio over the last several quarters, in terms of absolute dollars and as a percentage of the portfolio face amount, is indicative of this progress.”

First Quarter 2016 Financial Summary

Total revenue for the three months ended March 31, 2016 was $17.9 million, as compared to $16.8 million for the same period in 2015. Realized gain from policy benefits was $14.6 million and $25.0 million for the first quarter of 2016 and 2015, respectively. The Company recognized $19.2 million of life insurance policy benefits in the first quarter of 2016 versus $28.6 million in the same period of 2015. Included in the increase in total revenue was an increase in revenue of approximately $8.0 million as a result of unrealized gains associated with new life insurance policy purchases.

Total operating expenses for the first quarter of 2016 were $15.7 million, as compared to $11.0 million for the same period in 2015. Most of the increase was due to higher interest expenses relating to higher debt balances outstanding and increased expenditures on sales, marketing, and business development, including employee compensation and benefits, relating to servicing our growing family of independent financial advisors and life insurance professionals.

For the quarter ending March 31, 2016 total net income attributable to common shareholders was $1.4 million, or $0.24 and $0.18 per basic and fully diluted share, respectively. This compares to net income of $3.6 million attributable to common shareholders or $0.62 and $0.46 per basic and fully diluted share, respectively, for the same period in 2015. The decline for the first quarter of 2016 was driven by lower realized gains associated with the receipt of life insurance policy benefits as compared to the year earlier period, partially offset by higher unrealized gains associated with new life insurance policy purchases.

Liquidity & Capital Resources

The Company had a combined balance of cash, cash equivalents, and available borrowing capacity from its senior credit facility of $66.7 million as of March 31, 2016.

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Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$1,027,821,000
Average face value per policy	$2,210,000
Average face value per insured life	$2,453,000
Average age of insured (yrs.)*	82.4
Average life expectancy estimate (yrs.)*	6.7
Total number of policies	465
Number of unique lives	419
Demographics	72% Males; 28% Females
Number of smokers	12
Largest policy as % of total portfolio	0.97%
Average policy as % of total portfolio	0.22%
Average annual premium as % of face value	3.31%

* weighted averages.

Distribution of Policies and Policy Benefits by Current Age of Insured

Min Age	Max Age	Policies	Policy Benefits	Wtd. Avg. Life Expectancy (yrs.)	Percentage of Total Policy Benefits

90	95	37	$76,183,000	2.82	7.41%
85	89	129	$285,371,000	4.88	27.76%
80	84	134	$354,095,000	6.74	34.46%
75	79	86	$197,392,000	8.75	19.20%
70	74	49	$75,207,000	9.55	7.32%
65	69	30	$39,573,000	10.74	3.85%
Total		465	$1,027,821,000	6.68	100.0%

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Trailing Twelve Month Benefits and Premiums Paid

For the dates set forth below, the following table illustrates the total amount of face value of policy benefits owned, the trailing twelve months of life insurance policy benefits recognized, and premiums paid on our portfolio. The trailing 12-month benefits/premium coverage ratio indicates the ratio of policy benefits received to premiums paid over the trailing 12-month period from our portfolio of life insurance policies.

Quarter End Date	Portfolio Face Amount	12-Month Trailing Benefits Collected	12-Month Trailing Premiums Paid	12-Month Trailing Benefits/Premium Coverage Ratio
March 31, 2012	$482,455,000	$4,203,000	$14,977,000	28.1%
June 30, 2012	489,255,000	8,703,000	15,412,000	56.5%
September 30, 2012	515,661,000	7,833,000	15,837,000	49.5%
December 31, 2012	572,245,000	7,350,000	16,597,000	44.3%
March 31, 2013	639,755,000	11,350,000	18,044,000	62.9%
June 30, 2013	650,655,000	13,450,000	19,182,000	70.1%
September 30, 2013	705,069,000	18,450,000	20,279,000	91.0%
December 31, 2013	740,648,000	16,600,000	21,733,000	76.4%
March 31, 2014	771,940,000	12,600,000	21,930,000	57.5%
June 30, 2014	784,652,000	6,300,000	22,598,000	27.9%
September 30, 2014	787,964,000	4,300,000	23,121,000	18.6%
December 31, 2014	779,099,000	18,050,000	23,265,000	77.6%
March 31, 2015	754,942,000	46,675,000	23,786,000	196.2%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.6%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%

Conference Call Details

Management will host a conference call today at 4:30 pm Eastern Time to discuss the Company's financial results. The conference call number for U.S. participants is (844) 423-9895 and the conference call number for participants outside the U.S. is (716) 247-5865. The conference ID number for both conference call numbers is 92046091. The call may also be accessed via webcast on the Company’s website at investors.gwglife.com.

A replay of the call will be available through Thursday, May 5, 2016 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international), using the passcode 92046091.

About GWG Holdings, Inc.

GWG Holdings, Inc. (NASDAQ: GWGH) is a specialty finance company and a leader in the secondary market for life insurance. GWG is dedicated to creating a vibrant secondary life insurance market for the economic benefit of seniors seeking post-retirement financial solutions, investors seeking yield derived from non-correlated assets, financial advisors seeking value-added products and services for their clients, and shareholders seeking to benefit from the growth of this marketplace. As of March 31, 2016, GWG’s growing portfolio consisted of over $1.0 billion in face value of benefits. Since 2006, GWG has purchased nearly $2 billion in life insurance policy benefits and paid seniors over $335 million for their policies.

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For more information about GWG Holdings, email info@gwglife.com or visit www.gwglife.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission, specifically including our registration statement on Form S-1 and any amendments and post-effective amendments thereto. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contacts:

Larry Clark (310) 622-8223

Kristen Papke (310) 622-8225

Financial Profiles, Inc.

GWGH@finprofiles.com

Media Contacts:

Rose Reifsnyder

Senior Vice President, Marketing

GWG Holdings, Inc.

(612) 840-7204

rreifsnyder@gwglife.com

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
A S S E T S
Cash and cash equivalents	$10,998,625	$34,425,105
Restricted cash	19,828,620	2,341,900
Investment in life settlements, at fair value	387,402,111	356,649,715
Secured MCA loans	4,235,442	-
Policy benefits receivable	15,912,839	-
Other assets	2,804,325	2,461,045
TOTAL ASSETS	$441,181,962	$395,877,765

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y

LIABILITIES
Revolving credit facility	$82,304,099	$63,279,596
Series I Secured Notes payable	18,226,541	23,287,704
L Bonds	301,924,332	276,482,796
Notes payable to related parties	1,760,000	-
Accounts payable	2,119,791	1,517,440
Interest payable	12,915,598	12,340,061
Other accrued expenses	1,397,378	1,060,786
Deferred taxes, net	2,819,697	1,763,968
TOTAL LIABILITIES	$423,467,436	$379,732,351

STOCKHOLDERS’ EQUITY

CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 2,713,246 and 2,781,735; liquidation preference of $20,349,000 and $20,863,000 on March 31, 2016 and December 31, 2015, respectively)	20,274,155	20,784,841

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 1,028 on March 31, 2016)	949,938	-

COMMON STOCK
Common stock (par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,948,290 and 5,941,790 on March 31, 2016 and December 31, 2015)	5,948	5,942
Additional paid-in capital	17,204,940	17,149,391
Accumulated deficit	(20,720,455)	(21,794,760)
TOTAL STOCKHOLDERS’ EQUITY	17,714,526	16,145,414

TOTAL LIABILITIES & EQUITY	$441,181,962	$395,877,765

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31, 2016	March 31, 2015
REVENUE
Gain on life settlements, net	$17,713,712	$16,783,409
Interest and other income	190,181	49,296
TOTAL REVENUE	17,903,893	16,832,705

EXPENSES
Interest expense	9,660,386	7,176,534
Employee compensation and benefits	2,466,197	1,727,917
Legal and professional fees	1,206,128	578,144
Other expenses	2,412,160	1,478,848
TOTAL EXPENSES	15,744,871	10,961,443

INCOME BEFORE INCOME TAXES	2,159,022	5,871,262
INCOME TAX EXPENSE	1,084,717	2,609,371

NET INCOME	1,074,305	3,261,891
Income attributable to preferred shareholders	342,962	353,155
INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,417,267	$3,615,046

NET INCOME PER COMMON SHARE
Basic	$0.24	$0.62
Diluted	$0.18	$0.46

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,942,790	5,870,193
Diluted	7,987,321	7,940,645

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Non-GAAP Financial Measures

GWG uses non-GAAP financial measures for evaluating financial results, planning and forecasting, and maintaining compliance with covenants contained in borrowing agreements. The application of current GAAP standards during a period of significant growth in the Company’s business, in which period the Company is building a large and actuarially diverse portfolio of life insurance, results in current period operating performance that may not be reflective of the Company’s long-term earnings potential. Management believes that the Company’s non-GAAP financial measures permit investors to better focus on this long-term earnings performance without regard to the volatility in GAAP financial results that can occur during this phase of growth.

Non-GAAP financial measures disclosed by GWG are provided as additional information to investors in order to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. A reconciliation of GAAP to the non-GAAP financial measures described above can be found below.

Adjusted Non-GAAP Net Income. Our credit facility requires us to maintain a positive net income calculated on an adjusted non-GAAP basis. We calculate the adjusted net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value. We net this actuarial gain against our adjusted costs during the same period to calculate our net income on a non-GAAP basis.

	Three Months Ended March 31,
	2016	2015
GAAP net income	$1,074,305	$3,261,891
Unrealized fair value (gain) loss (1)	(11,531,553)	1,893,845
Adjusted cost basis increase (2)	15,367,047	12,229,201
Accrual of unrealized actuarial gain (3)	8,178,975	4,241,446
Total adjusted non-GAAP income (4)	$13,088,774	$21,626,383
Adjustments to income	342,962	353,155
Non-GAAP income attributable to common shareholders	$13,431,736	$21,979,538
Net income per share:
Basic	$2.26	$3.74
Diluted	$1.68	$2.77
Average shares outstanding:
Basic	5,942,790	5,870,193
Diluted	7,987,321	7,940,645

(1)	Reversal of unrealized fair value gain of life insurance policies for current period.
(2)	Adjusted cost basis is increased to include those acquisition and servicing expenses which are not capitalized under GAAP.
(3)	Accrual of actuarial gain at expected internal rate of return based on the investment cost basis for the period.
(4)	We must maintain an annual positive consolidated net income, calculated on a non-GAAP basis, to maintain compliance with our revolving credit facility with DZ Bank/Autobahn.

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Non-GAAP Net Asset Value. The non-GAAP net asset value attempts to measure the economic value of the Company’s common equity by netting interest-bearing debt and the redemption value of the Company’s outstanding Series A preferred stock against the value of the Company’s portfolio of life insurance (discounted at our weighted-average cost of financing) and cash and cash equivalents at the end of the measurement period. Management believes this is a useful way to view the common equity value attributable to the current yield spread in the Company’s portfolio of life insurance.

	As of March 31,	As of December 31,
	2016	2015
Life insurance portfolio policy benefits	$1,027,821,000	$944,844,000
Discount rate of future cash flows	6.91%	6.98%
Net present value of life insurance policy benefits	$478,483,000	$435,738,000
Cash and cash equivalents	$30,827,000	$36,767,000
Policy benefits receivable	$15,913,000	$-
Interest bearing debt	$(410,350,000)	$(370,760,000)
Preferred stock redemption value	$(22,384,000)	$(22,949,000)
Net asset value	$92,489,000	$78,796,000
Per share	$15.56	$13.26
Shares outstanding (basic)	5,942,790	5,941,790

The discount rate used in this calculation is our weighted-average cost of financing and is separate and distinct from the discount rate used to determine the GAAP fair value of the portfolio of life insurance policies as described in our most recent form 10-K.

This press release corrects the press release titled “GWG Holdings Reports First Quarter 2016 Financial Results,” released at 8:15 AM EDT on April 28, 2016. In the earlier press release, the Non-GAAP Net Asset Value appeared as $12.89 instead of $15.56, the correct amount.

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